Exhibit 10.38

SEPARATION AND MUTUAL RELEASE AGREEMENT

This Separation and Mutual Release Agreement (“Agreement”) is made as of February 25, 2020, by and between Blue Star Foods Corp., a Delaware corporation (the “Company”), and Christopher Constable, a resident of the State of Florida (“Constable”).

BACKGROUND

WHEREAS, Constable has served as the Company’s Chief Financial Officer, Secretary and Treasurer, and as a member of the Company’s board of directors since November 8, 2018; and

WHEREAS, Constable and the Company wish to set forth their mutual agreement with respect to Constable’s resignation from his positions as an officer and director of the Company; and

WHEREAS, the parties hereto desire to set forth their respective rights and obligations with respect to Constable’s transition from the Company to pursue new opportunities.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and intending to be legally bound hereby, the undersigned parties to this Agreement hereby agree as follows:

1. Resignation. Constable hereby confirms his resignation as the Company’s Chief Financial Officer, Secretary and Treasurer, and as a member of the Company’s board of directors, effective as of February 7, 2020 (the “Resignation Date”), and the Company hereby accepts such resignation. Constable’s services as the Company’s Chief Financial Officer, Secretary and Treasurer, and as a member of the Company’s board of directors, shall be deemed to have been terminated as of the Resignation Date. Constable hereby acknowledges that his resignation was for personal reasons and not as a result of a disagreement with the Company on any matter relating to its operations, policies, or practices.

2. Consideration. The Company and Constable agree that, in consideration for the general release set forth in Section 5 below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees that Constable shall:

(a) be paid the semi-monthly compensation that he would have been paid had he been employed through February 29, 2020.

(b) notwithstanding anything to the contrary, including in the stock option agreement evidencing such option grant, have the continued right to exercise his vested stock option to purchase 3,120,000 shares of common stock of the Company at an exercise price of $2.00 per share through its termination date of November 8, 2028, and such stock option shall not terminate 90 days after his resignation and termination of services as an officer and director for the Company (the “Exercise Right”).

Other than the items listed above in Section 2(a) and 2(b), Constable shall not be entitled to any additional compensation in connection with his prior services as the Company’s Chief Financial Officer, Secretary and Treasurer, or as a member of the Company’s board of directors.

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3. Confidential Information. Constable shall continue to maintain the confidentiality of all confidential and proprietary information of the Company for two (2) years following execution of this Agreement, or until such information otherwise comes into the general public domain without breach of this Agreement and through no fault, error or omission by Constable.

4. Payments. Each of the Company and Constable acknowledge and represent that, except as listed in Section 2(a) and (b) above, there are no sums which are, were, or may in the future be, owing by either party to the other party by way of compensation, loans, benefits or any other claim of any nature whatsoever pursuant to any law, contract, policy, plan, regulation, decree, or practice whatsoever.

5. Release of Claims by Constable. Constable agrees that the Exercise Right to be granted pursuant to this Agreement represents settlement in full of all outstanding obligations owed to Constable by the Company. Constable, after consultation with counsel, does hereby for himself and for his respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, successors, transferees, and all persons acting by, through, under or in concert with any of them (the “Constable Parties”) hereby absolutely and irrevocably releases, waives, relinquishes, renounces and discharges forever the Company and its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, employers, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them, and all persons acting by, through, under or in concert with any of them (the “Company Parties”), from any claims, obligations, amounts actions, suits, arbitrations, proceedings, controversies, disputes, causes of action, rights, demands, agreements, covenants, promises, responsibilities, liabilities, indemnifications, contributions, damages, costs, expenses and fees, of whatever kind and nature, whether contractual, extra-contractual, tort or otherwise, which Constable or any of the Constable Parties may now have, ever had, or will ever have against the Company, or any of the Company Parties, whether known or unknown, matured or unmatured, foreseeable or unforeseeable, fixed, contingent, class, individual, derivative or otherwise, arising from any omissions, acts or facts that have occurred up until and including the Resignation Date including, without limitation:

(a) any and all claims relating to or arising from Constable’s services as the Company’s Chief Financial Officer, Secretary and Treasurer, or as a member of the Company’s board of directors;

(b) other than with respect to the Exercise Right, any and all claims relating to, or arising from, Constable’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for breach of contract, fraud, or misrepresentation;

(c) any and all claims for wrongful discharge as an officer or director of the Company; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, invasion of privacy, and conversion;

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(d) any and all claims for violation of any federal or state law; and

(e) other than with respect to the Exercise Right, any and all claims for compensation, contractual or extra-contractual damages, or any other claim of any nature whatsoever pursuant to any law, contract, policy, plan, regulation, decree, or practice whatsoever.

Constable agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release shall expressly exclude all obligations incurred under this Agreement.

6. Release of Claims by the Company. In consideration of Constable’s release of the Company and the Company Parties, his resignation the Company’s Chief Financial Officer, Secretary and Treasurer, or as a member of the Company’s board of directors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, consistent with state and federal law, the Company, after consultation with counsel, does hereby for itself and for the Company Parties, hereby absolutely and irrevocably releases, waives, relinquishes, renounces and discharges forever Constable and the Constable Parties, from any claims, obligations or amounts due to the Company arising from any omissions, acts or facts that have occurred up until and including the Resignation Date including, without limitation,

(a) any and all claims relating to or arising from Constable’s employment relationship with the Company;

(b) any and all claims for breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, invasion of privacy, and conversion;

(c) any and all claims for violations of any federal or state law;

(d) any and all claims arising out of any other laws and regulations relating to employment; and

(e) any and all claims arising out of Constable’s performance and as an officer or director of the Company.

The Company agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release shall expressly exclude all obligations incurred under this Agreement.

7. No Pending or Future Lawsuits; Final Disposition. Each of the Company and Constable represents that neither party has any lawsuits, claims, or actions pending in such party’s name, or on behalf of any other person or entity, against the other party or any other person or entity referred to herein. The Company and Constable each also represents that neither party presently intends to bring any claims on such party’s own behalf or on behalf of any other person or entity against the other party or any other person or entity referred to herein except as may be necessary to enforce the terms of this Agreement. This Agreement is acknowledged to be a final and binding disposition of any and all claims by the parties arising from or in any way related to the matters released. Neither the negotiations preliminary to the signing of this Agreement, nor its acceptance, shall be considered as an admission of wrongdoing or liability by either party hereto.

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8. To the fullest extent provided by Delaware law and in accordance with the Company’s Certificate of Incorporation and Bylaws, the Company shall indemnify and hold Constable harmless from any and all liabilities and/or losses, costs, damages or expenses, (including reasonable attorneys’ fees) actually and reasonably incurred by Constable in the course and scope of Constable’s duties up until the time of his resignation, as an employee, officer and/or director of the Company.. The Company shall continue to fully insure Constable under its director’s and officer’s insurance policy and shall present evidence of such insurance coverage reasonably satisfactory to Constable within thirty (30) days of the execution of this Agreement and from time to time thereafter as may be reasonably requested by Constable.

9. No Cooperation. Constable agrees he will not act in any manner that might damage the business of the Company. Constable agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

10. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other.

11. Costs. The parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12. No Representations. Each party represents that it has had the opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

13. Further Assurances. The parties shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

15. Entire Agreement; Due Authorization. This Agreement represents the entire agreement and understanding between the Company and Constable concerning Constable’s separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Constable’s relationship with the Company and his compensation by the Company. The execution, delivery and performance of this Agreement and releases it contains have been duly authorized by all necessary actions of the parties hereto. This Agreement and releases it contains constitute a valid and binding agreement of the parties enforceable against them in accordance with its terms. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and legal representatives.

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16. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party may, by an instrument in writing, waive performance or compliance by any other party with respect to any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

17. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party without the prior written consent of the other party.

18. Governing Law.

(a) This Agreement shall be governed by the laws of the State of Florida and be subject to the jurisdiction of the Florida Courts governing the transactions and the Florida courts shall be the sole forum for any dispute, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

(a) they have read this Agreement;

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(b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Agreement and of the releases it contains; and

(d) they are fully aware of the legal and binding effect of this Agreement.

22. Electronic Signatures. This Agreement and any documents relating to it may be executed and transmitted to any other party electronically, which electronic version shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

Remainder of Page Intentionally Left Blank

Signature Page Follows

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Executive Chairman and Chief Executive Officer

By:	/s/ Christopher Constable
Christopher Constable, an individual

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